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                                                                         DRAFT


                                14,500,000 SHARES

                                 CVS CORPORATION

                          COMMON STOCK ($.01 PAR VALUE)


                             UNDERWRITING AGREEMENT



                                                                   July 23, 1997

CREDIT SUISSE FIRST BOSTON CORPORATION
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
MORGAN STANLEY & CO. INCORPORATED
SALOMON BROTHERS INC
 c/o Credit Suisse First Boston Corporation,
  Eleven Madison Avenue,
    New York, NY  10010-3629


Dear Sirs:

                  1. Introductory. The stockholders listed in Schedule A hereto (collectively, the "Selling Stockholders") propose severally to sell an aggregate of 12,300,000 outstanding shares ("U.S. Firm Securities") of the common stock, $.01 par value ("Securities") of CVS Corporation, a Delaware corporation ("Company"), to the several underwriters named in Schedule B hereto (the "Underwriters").

                  It is understood that the Company and the Selling Stockholders are concurrently entering into a Subscription Agreement, dated the date hereof ("Subscription Agreement"), with Credit Suisse First Boston (Europe) Limited ("CSFBL"), Donaldson, Lufkin & Jenrette Securities Corporation, Merrill Lynch International, Morgan Stanley & Co. International Limited and Salomon Brothers International Limited ("Managers") relating to the concurrent offering and sale of 2,200,000 outstanding shares of Securities ("International Firm Securities") of CVS Corporation outside the United States and Canada ("International Offering").

                  In addition, as set forth below, the Selling Stockholders propose to sell (i) to the Underwriters, at the option of the Underwriters, an aggregate of not more than 1,138,211 additional shares of Securities ("U.S. Optional Securities) and (ii) to the Managers, at the option of the Managers, an aggregate of not more than 203,544 additional shares of Securities ("International Optional Securities"). The U.S. Firm Securities and the U.S. Optional Securities are hereinafter called the "U.S. Securities"; the International Firm Securities and the International Optional Securities are hereinafter called the "International Securities"; the U.S. Firm Securities and the International Firm Securities are hereinafter called the "Firm Securities"; and the U.S. Optional Securities and the International Optional Securities are hereinafter called the "Optional Securities." The U.S. Securities and the International Securities are collectively referred to as the "Offered Securities." To provide for the coordination of their activities, the Underwriters and the Managers have entered into an Agreement Between






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Underwriters and Managers which permits them, among other things, to sell the
Offered Securities to each other for purposes of resale.

                  The Company and the Selling Stockholders hereby agree with the several Underwriters as follows:


                  2. Representations and Warranties of the Company and the Selling Stockholders. (a) The Company represents and warrants to, and agrees with, the several Underwriters that:

                           (i) A registration statement (No. 333-31449) relating to the Offered Securities, including a form of prospectus relating to the U.S. Securities and a form of prospectus relating to the International Securities, has been filed with the Securities and Exchange Commission ("Commission") and either (A) has been declared effective under the Securities Act of 1933 ("Act") and is not proposed to be amended or (B) is proposed to be amended by amendment or post-effective amendment. If such registration statement (the "initial registration statement") has been declared effective, either (A) an additional registration statement (the "additional registration statement") relating to the Offered Securities may have been filed with the Commission pursuant to Rule 462(b) ("Rule 462(b)") under the Act and, if so filed, has become effective upon filing pursuant to such Rule and the Offered Securities all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or (B) such an additional registration statement may be proposed to be filed with the Commission pursuant to Rule 462(b), and if so filed, and assuming compliance by the Underwriters with such Rule, will become effective upon filing pursuant to such Rule and upon such filing the Offered Securities will all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, such additional registration statement. If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) ("Rule 462(c)") under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, "Effective Time" with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (A) if the Company has advised Credit Suisse First Boston Corporation ("CSFBC") that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(b) or 462(c), or (B) if the Company has advised CSFBC that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised CSFBC that it proposes to file one, "Effective Time" with respect to such additional registration statement means the date and time as of which such registration statement is filed and become effective pursuant to Rule 462(b). "Effective Date" with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all material incorporated by reference therein, including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration





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         statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) ("Rule 430A(b)") under the Act, is hereinafter referred to as the "Initial Registration Statement". The additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the "Additional Registration Statement." The Initial Registration Statement and the Additional Registration Statement are hereinafter referred to collectively as the "Registration Statements" and individually as a "Registration Statement". The form of prospectus relating to the U.S. Securities and the form of prospectus relating to the International Securities, each as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Act or (if no such filing is required) as included in a Registration Statement, including all material incorporated by reference in each such prospectus, are hereinafter referred to as the "U.S. Prospectus" and the "International Prospectus", respectively, and collectively as the "Prospectuses". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

                           (ii) If the Effective Time of the Initial
         Registration Statement is prior to the execution and delivery of this
         Agreement: (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all material respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of each of the Prospectuses pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Initial Registration Statement or the Additional Registration Statement, as the case may be, in which the Prospectuses are included, and on each Closing Date (as hereinafter defined) each of the Prospectuses will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and neither of the Prospectuses includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this
         Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and on each Closing Date each of the Prospectuses will conform in all material respects to the requirements of the Act and the Rules and Regulations, the Initial Registration Statement will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and neither of the Prospectuses will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, and no Additional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or either of the Prospectuses based upon written information furnished to the Company by any Selling Stockholder, or by any Underwriter through CSFBC or by any Manager through CSFBL





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         specifically for use therein, it being understood and agreed that the only such information is that described as such in Sections 7(b) and 7(c) hereof.

                            (iii) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct it business as described in the Prospectuses; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the financial condition, business, properties, results of operations or affairs of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

                             (iv) Each subsidiary of the Company that is material to the Company and its subsidiaries taken as a whole (collectively, the "Significant Subsidiaries") is listed on Schedule C hereto, together with its jurisdiction of incorporation and the beneficial ownership of the Company therein. Each Significant Subsidiary has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Prospectuses; and each Significant Subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect; all of the issued and outstanding capital stock of each Significant Subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each Significant Subsidiary owned by the Company, directly or through subsidiaries, is owned free and clear of any mortgage, pledge, lien, security interest, claim, encumbrance or defect of any kind.

                           (v) The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized and validly issued, fully paid and nonassessable and conform in all material respects to the description thereof contained in the Prospectuses. Except as set forth or incorporated by reference in the Prospectuses, there are no outstanding (A) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (B) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (C) obligations of the Company to issue such shares, any such convertible or exchangeable securities or obligations, or any such warrants, rights or obligations.

                           (vi) Except as disclosed in the Prospectuses, there are no contracts, agreements or understandings between the Company and any third party that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the transactions contemplated by this Agreement or the Subscription Agreement.

                           (vii) Except for the Registration Rights Agreement (as defined in the Prospectuses) and as otherwise described in the Prospectuses, there are no contracts, agreements or understandings between the Company and any third party granting such third party the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such third party or to require the Company to include such securities with the securities registered pursuant to a Registration Statement or with any securities being registered pursuant to any other registration statement filed by the Company under the Act; and there are no legal or governmental proceedings, statutes,





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         regulations, contracts or other documents that are required to be described in the Registration Statements or the Prospectuses or required to be filed as exhibits to the Registration Statements that are not described or filed as required; and the descriptions in the Registration Statements and the Prospectuses of statutes, contracts and other documents and legal proceedings are accurate in all material respects and fairly present and summarize such matters in all material respects.

                           (viii) The Securities are listed on the New York Stock Exchange.

                           (ix) Except as disclosed in the Prospectuses, no consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement or the Subscription Agreement in connection with the sale of the Offered Securities, except such as have been obtained and made under the Act and such as may be required under state securities or blue sky laws.

                           (x) The execution, delivery and performance of this Agreement and the Subscription Agreement, and the consummation of the transactions herein and therein contemplated, have been duly authorized by all necessary corporate action on the part of the Company and do not and will not conflict with or result in a breach or violation of any of the terms and provisions of, and do not and will not constitute a default (or an event which with the giving of notice or the lapse of time or both would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any material assets or properties of the Company or any of its subsidiaries under (A) the charter, by-laws or other organizational documents of the Company or any Significant Subsidiary, (B) any statute, any rule, regulation, order or decree of any governmental or regulatory agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their properties, assets or operations, or (C) any indenture, mortgage, loan or credit agreement, note, lease, permit, license or other agreement or instrument to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of the properties, assets or operations of the Company or any subsidiary is subject, except, in the case of clauses (B) and (C), for such breaches or violations which would not have a Material Adverse Effect.

                           (xi) This Agreement and the Subscription Agreement have been duly authorized, executed and delivered by the Company.

                           (xii) The Company and its subsidiaries have good and marketable title to all real properties owned by them, in each case free and clear of any mortgage, pledge, lien, security interest, claim or other encumbrance or defect, and the Company and its subsidiaries hold any leased real property under valid, subsisting and enforceable leases or subleases with no exceptions that would materially interfere with the use made or to be made thereof by them; neither the Company nor any of its subsidiaries is in default under any such lease or sublease; and no material claim of any sort has been asserted by anyone adverse to the rights of the Company or any subsidiary under any such lease or sublease or affecting or questioning the right of such entity to the continued possession of the leased or subleased properties under any such lease or sublease, except in each case as would not, individually or in the aggregate, have a Material Adverse Effect.

                           (xiii) Except as described in the Prospectuses, the Company and its subsidiaries possess adequate certificates, authorizations, licenses or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them except as would not have a Material Adverse Effect and have not received any notice of





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         proceedings relating to the revocation or modification of any such certificate, authorization, license or permit that individually or in the aggregate could have a Material Adverse Effect.

                           (xiv) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, individually or in the aggregate, would have a Material Adverse Effect.

                           (xv) Except as described in the Prospectuses and except as would not have a Material Adverse Effect, the properties, assets and operations of each of the Company and its subsidiaries are in compliance with all applicable federal, state, local and foreign laws (including, without limitation, common law), rules and regulations, orders, decrees, judgments, permits and licenses relating to worker health and safety, and to the protection and clean-up of the natural environment and to the protection or preservation of natural resources, including, without limitation, those relating to the processing, manufacturing, generation, handling, disposal, transportation or release of hazardous materials (collectively, "Environmental Laws"). Except as described in the Prospectuses and except as would not have a Material Adverse Effect, (A) to the Company's knowledge, none of the Company or any of its subsidiaries is the subject of any federal, state, local or foreign investigation pursuant to Environmental Laws, (B) none of the Company or any of its subsidiaries has received any written notice or claim pursuant to Environmental Laws and (C) there are no pending, or, to the knowledge of the Company, threatened actions, suits or proceedings against the Company, any of its subsidiaries or its properties, assets or operations, in connection with any Environmental Laws. The term "hazardous materials" shall mean those substances that are regulated by or pursuant to any applicable Environmental Laws.

                           (xvi) The Company and each of its subsidiaries have filed all tax returns required to be filed, which returns are complete and correct in all material respects, and neither the Company nor any of its subsidiaries is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                           (xvii) Each "employee benefit plan" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), in which employees of the Company or any subsidiary participate or as to which the Company or any subsidiary has any liability (the "ERISA Plans") is in compliance with the applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended (the "Code"). Neither the Company nor any subsidiary has any liability with respect to the ERISA Plans, nor does the Company expect that any such liability will be incurred, that would have a Material Adverse Effect. Except as described in the Prospectuses, (i) the value of the aggregate vested and nonvested benefit liabilities under each of the ERISA Plans that is subject to Section 412 of the Code, determined as of the end of such ERISA Plan's most recent ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such ERISA Plan allocable to such benefit liabilities by an amount that would have a Material Adverse Effect and (ii) neither the Company nor any subsidiary has any liability, whether or not contingent, with respect to any ERISA Plan that provides post-retirement welfare benefits that would have a Material Adverse Effect.






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                           (xviii) Except as described in the Prospectuses (A)
         neither the Company nor any of its Significant Subsidiaries is in violation of its charter or by-laws, (B) neither the Company nor any of its subsidiaries is in violation of any applicable law, ordinance, administrative or governmental rule or regulation, or any order, decree or judgment of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries and (C) no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists, or as a result of consummation of the sale of the Offered Securities will exist, under any indenture, mortgage, loan agreement, note, lease, permit, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or to which any of the properties, assets or operations of the Company or any such subsidiary is subject, except, in the case of clauses (B) and (C), for such violations and defaults that would not have a Material Adverse Effect.

                           (xix) The Company and each of its Significant Subsidiaries maintains reasonably adequate insurance covering their properties, operations, personnel and businesses in accordance with customary industry practice to protect the Company and each of its Significant Subsidiaries and their businesses.

                           (xx) Except as described in the Prospectuses, there are no pending actions, suits or proceedings against or, to the knowledge of the Company, affecting the Company, any of its subsidiaries or any of their respective properties, assets or operations that would have a Material Adverse Effect, or could materially and adversely affect the ability of the Company to perform its obligations under this Agreement or the Subscription Agreement; and no such actions, suits or proceedings are, to the knowledge of the Company, threatened or contemplated.

                           (xxi) The financial statements, together with the related schedules and notes, included or incorporated by reference in each Registration Statement and the Prospectuses present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as disclosed therein; the assumptions used in preparing the pro forma financial information included or incorporated by reference in the Prospectuses provide a reasonable basis for presenting the effects directly attributable to the transactions or events described therein, the related adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical amounts. The other financial and statistical information set forth in the Prospectuses present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the financial statements included or incorporated by reference in the Registration Statement.

                           (xxii) Since the date of the latest audited financial statements of the Company included or incorporated by reference in the Prospectuses, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole.

                           (xxiii) The Company has not taken and will not take, directly or indirectly, any action designed to or that could cause or result in stabilization or manipulation of the price of the Offered Securities to facilitate the sale or resale of the Offered Securities and the Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Offered Securities other than any preliminary prospectus filed with





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         the Commission or the Prospectuses or other materials, if any, permitted by the Act or the Rules and Regulations.

                           (xxiv) The Company is not and, after giving effect to the offering and sale of the Offered Securities, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

                           (xxv) On the date each Registration Statement was first filed with the Commission, and at the Effective Time, the Company met the conditions for the use of Form S-3 under the Act and the Rules and Regulations.

                           (b) Each Selling Stockholder severally represents and warrants to, and agrees with, the several Underwriters that:

                                    (i) Such Selling Stockholder has and on each
         Closing Date hereinafter mentioned will have valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder hereunder and under the Subscription Agreement on such Closing Date, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind (other than restrictions on resale pursuant to the Act); such Selling Stockholder has full right, power and authority to enter into this Agreement, the Subscription Agreement, the Custody Agreement (the "Custody Agreement") and Irrevocable Power of Attorney (the "Power of Attorney") entered into by such Selling Stockholder in connection with the transactions contemplated hereby and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Stockholder on such Closing Date hereunder; and upon the delivery of and payment for the Offered Securities on each Closing Date hereunder the several Underwriters and the several Managers will acquire valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on such Closing Date.

                                    (ii) All information relating to such
         Selling Stockholder which is contained in the Prospectuses is, and on each Closing Date will be, true, correct and complete, and does not and on each Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information, in light of the circumstances under which they were made, not misleading.

                                    (iii) Except as disclosed in the
         Prospectuses, there are no contracts, agreements or understandings between such Selling Stockholder and any third party that would give rise to a valid claim against the Company or any Underwriter or Manager for a brokerage commission, finder's fee or other like payment in connection with the transactions contemplated by this Agreement, the Subscription Agreement, the Custody Agreement and Power of Attorney.

                                    (iv) This Agreement, the Subscription
         Agreement, the Custody Agreement and Power of Attorney have each been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and this Agreement, the Subscription Agreement, the Custody Agreement and Power of Attorney each constitute the legal, valid and binding obligations of such Selling Stockholder enforceable against such Selling Stockholder in accordance with their respective terms (except as rights to indemnification and contribution may be limited by applicable federal or state law).

                                    (v) No consent, approval, authorization,
         order, registration or qualification of, or filing with, any third party (whether acting in an individual, fiduciary or other capacity) or any governmental or regulatory agency or body or court is required to be obtained or made by such Selling Stockholder for the consummation of the transactions





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         contemplated by this Agreement, the Subscription Agreement, the Custody
         Agreement and Power of Attorney in connection with the sale of the Offered Securities, except such as have been obtained and made under the Act and such as may be required under state securities laws.

                                    (vi) The execution, delivery and performance
         of this Agreement, the Subscription Agreement, the Custody Agreement and Power of Attorney by such Selling Stockholder and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (A) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, have jurisdiction over such Selling Stockholder or any of its properties or operations, or any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the properties or operations of such Selling Stockholder is subject, or (B) if applicable, the charter, by-laws or other organizational documents of such Selling Stockholder, except, in the case of clause (A), for such conflicts, breaches, violations or defaults which could not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the consummation of the transactions contemplated by this Agreement, the Subscription Agreement, the Custody Agreement or the Power of Attorney.

                                    (vii) Such Selling Stockholder has not taken
         and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in stabilization or manipulation of the price of the Offered Securities to facilitate the sale or resale of the Offered Securities, and such Selling Stockholder has not distributed and will not distribute any offering material in connection with the offering and sale of the Offered Securities other than any preliminary prospectus filed with the Commission or the Prospectuses or other materials, if any, permitted by the Act or the Rules and Regulations.

                  3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, each Selling Stockholder agrees, severally and not jointly, to sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from each Selling Stockholder, at a purchase price of $ per share, that number of U.S. Firm Securities (rounded up or down, as determined by CSFBC in its discretion, in order to avoid fractions) obtained by multiplying the number of U.S. Firm Securities set forth opposite the name of such Selling Stockholder in Schedule A hereto by a fraction the numerator of which is the number of U.S. Firm Securities set forth opposite the name of such Underwriter in Schedule B hereto and the denominator of which is the total number of U.S. Firm Securities.

                  Certificates in negotiable form for the U.S. Securities have been placed in custody, for delivery under this Agreement, under Custody Agreements made with Chase Mellon Shareholder Services, LLC as custodian ("Custodian"). Each Selling Stockholder agrees that the shares represented by the certificates held in custody for the Selling Stockholders under such Custody Agreement are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Stockholders for such custody are to that extent irrevocable, and that the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death of any individual Selling Stockholder or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust. If any individual Selling Stockholder or any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the U.S. Securities hereunder, certificates for the U.S. Securities shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the Custodian shall have received notice of such death or other event or termination.

                  The Custodian will deliver the U.S. Firm Securities to CSFBC for the accounts of the Underwriters, against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to CSFBC drawn to the order of the Custodian at the office of Dewey Ballantine, 1301 Avenue of the Americas, New York, New York 10019 at 10:00 A.M., New York time, on [ ], or at such other time not later than seven full business days thereafter as CSFBC and the Custodian determine, such time being herein referred to as the "First Closing Date". For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all of the Offered Securities sold pursuant to the U.S. Offering and the International Offering. The certificates for the U.S. Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as CSFBC requests and will be made available for checking and packaging at the office of Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, New York 1001-3629 at least 24 hours prior to the First Closing Date.

                  In addition, upon written notice from CSFBC given to the Company and the Selling Stockholders from time to time not more than 30 days subsequent to the date of the Prospectuses, the Underwriters may purchase all or less than all of the U.S Optional Securities at the purchase price per Security to be paid for the U.S. Firm Securities. The U.S. Optional Securities to be purchased by the Underwriters on any Optional Closing Date (as defined herein) shall be in the same proportion to all the Optional Securities to be purchased by the Underwriters and the Managers on such Optional Closing Date as the U.S. Firm Securities bear to all the Firm Securities. The Selling Stockholders agree to sell to the Underwriters the aggregate number of U.S. Optional Securities specified in such notice. The maximum number of U.S. Optional Securities which each of the Selling Stockholders agrees to sell upon exercise by the Underwriters of the over-allotment option is set forth opposite their respective names on Schedule A hereto. The number of U.S. Optional Securities which the Underwriters elect to purchase upon any exercise of the over-allotment option shall be provided by each Selling Stockholder in proportion to the respective maximum numbers of U.S. Optional Securities which each such Selling Stockholder has agreed to sell. Such U.S. Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of U.S Firm Securities set forth opposite such Underwriter's name bears to the total number of Firm Securities (subject to adjustment by CSFBC to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the U.S. Firm Securities. No Optional Securities shall be sold or delivered unless the U.S. Firm Securities and the International Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the U.S. Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by CSFBC on behalf of the Underwriters and the Managers to the Selling Stockholders. It is understood that CSFBC is authorized to make payment for and accept delivery of such Optional Securities on behalf of the Underwriters and Managers pursuant to the terms of CSFBC's instructions to the Selling Stockholders.

                  Each time for the delivery of and payment for the U.S. Optional Securities, being herein referred to as an "Optional Closing Date", which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "Closing Date"), shall be determined by CSFBC but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Custodian will deliver the U.S. Optional Securities being purchased on each Optional Closing Date to CSFBC for the accounts of the several Underwriters, against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to CSFBC drawn to the order of the Custodian, at the office of Dewey Ballantine, 1301 Avenue of the Americas, New York, New York 10019. The certificates for the Optional Securities being purchased on each Optional Closing Date will be in definitive form, in such denominations and registered in such names as CSFBC requests upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at the office of Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, New York 10010-3629, at a reasonable time in advance of such Optional Closing Date.

                  4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the U.S. Securities for sale to the public as set forth in the U.S. Prospectus.

                  5. Certain Agreements of the Company and the Selling Stockholders. (a) The Company agrees with the several Underwriters that:

                  (i) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Company will file each of the Prospectuses with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by CSFBC, which consent will not be unreasonably withheld, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement.

         The Company will advise CSFBC promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time either Prospectus is printed and distributed to any Underwriter or Manager, or will make such filing at such later date as shall have been consented to by CSFBC, which consent will not be unreasonably withheld.

                  (ii) The Company will advise CSFBC promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or either of the related prospectuses or the Initial Registration Statement, the Additional Registration Statement (if any) or either of the Prospectuses and will not effect such amendment or supplementation without CSFBC's consent, which consent will not be unreasonably withheld; and the Company will also advise CSFBC promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or either of the Prospectuses and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                  (iii) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter, Manager or dealer, any event occurs as a result of which either or both of the Prospectuses as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend either or both of the Prospectuses to comply with the Act, the Company will promptly notify CSFBC of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither CSFBC's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

                  (iv) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of
         Section 11(a) of the Act. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

                  (v) The Company will furnish to CSFBC copies of each Registration Statement (one of which will be signed and will include all exhibits), each preliminary prospectus relating to the U.S. Securities, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the U.S. Prospectus and all amendments and supplements to such documents, in each case in such quantities as CSFBC reasonably requests. The U.S. Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement. All other such documents shall be so furnished as soon as available.

                  (vi) The Company will use its reasonable best efforts to arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFBC reasonably designates and will continue such qualifications in effect so long as required for the distribution.

                  (vii) During the period of five years hereafter, the Company will furnish to CSFBC and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to CSFBC as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934 or mailed to stockholders.

                    (viii) For a period of 90 days after the date of the initial public offering of the Offered Securities, the Company will not offer, sell, contract to sell, grant any option to purchase, establish a put equivalent position (as defined in Rule 1a-1(h) under the Exchange
         Act), pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any shares of Securities or securities convertible into or exchangeable or exercisable for, or any rights to purchase or acquire, any shares of Securities, or publicly disclose the intention to make any such offer, sale, pledge, grant, establishment, disposal or filing, without the prior written consent of CSFBC, except (i) for private sales so long as the purchaser thereof enters into a corresponding lockup agreement with CSFBC and CSFBL for the then unexpired portion of the 90-day period and
         (ii) for grants of employee stock options, restricted stock or other stock-based awards pursuant to the terms of a plan in effect on the date hereof or the issuance of shares of Common Stock pursuant to the exercise of such options.

                  (ix) The Company agrees with the Underwriters that the Company will pay all expenses incident to the performance of the obligations of the Selling Stockholders except as set forth below and the obligations of the Company under this Agreement, for any filing fees and other expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFBC reasonably designates and the printing of memoranda relating thereto, for the filing fee incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. of the Offered Securities, and for expenses incurred in distributing preliminary prospectuses and the Prospectuses (including any amendments and supplements thereto) to the Underwriters; provided, however, that each Selling Stockholder shall be responsible for any transfer taxes on the sale of its Offered Securities to the Underwriters and all expenses payable by such Selling Stockholder pursuant to the Registration Rights Agreement.

                  (b) Each Selling Stockholder agrees with the several Underwriters that:

                  (i) Each Selling Stockholder will deliver to CSFBC, attention:
         Transactions Advisory Group on or prior to the First Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

                  (ii) Each Selling Stockholder agrees, for a period of 90 days after the date of the initial public offering of the Offered Securities, not to offer, sell, contract to sell, grant any option to purchase, establish a put equivalent position (as defined in Rule 1a-1(h) under the Exchange Act), pledge or otherwise dispose of, directly or indirectly, or cause the filing with the Commission of a registration statement under the Act relating to, any shares of Securities or securities convertible into or exchangeable or exercisable for, or any rights to purchase or acquire, any shares of Securities, or publicly disclose the intention to make any such offer, sale, pledge, grant, establishment, disposal or filing, without the prior written consent of CSFBC, except for (i) private sales or other transfers so long as the purchaser or transferee thereof enters into a corresponding lockup agreement with CSFBC and CSFBL for the then unexpired portion of the 90-day period and (ii) in the case of Zell/Chilmark Fund, L.P., disclosure to partners of such Selling Stockholder if such parties agree to keep such information confidential.

                  (iii) Each Selling Stockholder agrees with the Underwriters that such Selling Stockholder shall be responsible for any transfer taxes on the sale of its Offered Securities to the Underwriters and for all other expenses payable by such Selling Stockholder pursuant to the Registration Rights Agreement.

                  6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the U.S. Firm Securities on the First Closing Date and the U.S. Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their obligations hereunder and to the following additional conditions precedent:

                  (a) The Underwriters shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of KPMG Peat Marwick LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

                           (i) in their opinion the financial statements and
                  schedules examined by them and included in the Registration Statements comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                                    (ii) they have performed the procedures
                           specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements included in the Registration Statements;

                                    (iii) on the basis of the review referred to
                           in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                                             (A) the unaudited financial
                                    statements included in the Registration
                                    Statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

                                             (B) the information set forth in
                                    the Prospectuses under the captions
                                    "Selected Historical Consolidated Financial
                                    Data" and "Selected Restated Consolidated
                                    Financial Data" does not agree with the
                                    amounts set forth in the unaudited
                                    consolidated financial statements or the audited consolidated financial statements, as the case may be, from which it was derived or were not determined on a basis substantially consistent with that of the corresponding amounts in the unaudited statements or the audited statements included in the Registration Statements and the Prospectuses;

                                             (C) at the date of the latest
                                    available balance sheet read by such
                                    accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet included in the Prospectuses; or

                                             (D) for the period from the closing
                                    date of the latest income statement included in the Registration Statement and the Prospectuses to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Registration Statement and the Prospectuses, in consolidated net sales or net operating income, or in the total or per share amounts of consolidated income before extraordinary items or net income;

                           except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Prospectuses disclose have occurred or may occur or which are described in such letter;

                                             (iv) (A) they have read the pro
                                    forma financial statements and other pro forma financial information included in the Registration Statements (collectively, the "Pro Forma Information");

                                    (B)      they have made inquiries of certain
                                             officials of the Company who have
                                             responsibility for financial and
                                             accounting matters about the basis
                                             for the pro forma adjustments;

                                    (C)      they have proved the arithmetic
                                             accuracy of the application of the
                                             pro forma adjustments to the
                                             historical amounts in the Pro Forma
                                             Information and whether the Pro
                                             Forma Information complies as to
                                             form in all material respects with
                                             the accounting requirements of the
                                             Securities Act and the related
                                             published Rules and Regulations;
                                             and

                                    (D)      on the basis of such procedures,
                                             and such other inquiries and
                                             procedures as may be specified in
                                             such letter, nothing came to their
                                             attention that caused them to
                                             believe that the Pro Forma
                                             Information included in the
                                             Registration Statements does not
                                             comply as to form in all material
                                             respects with the accounting
                                             requirements of the Securities Act
                                             and the related published Rules and
                                             Regulations or has not been
                                             properly compiled and that the pro
                                             forma adjustments have not been
                                             properly applied to the historical
                                             amounts in the compilation of those
                                             statements; and

                                             (v) they have compared specified
                                    dollar amounts (or percentages derived from such dollars amounts) and other financial information contained in the Registration Statements (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

         For purposes of this subsection, (i) if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, "Registration Statements" shall mean the initial registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to its Effective Time, (ii) if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement but the Effective Time of the Additional Registration Statement is subsequent to such execution and delivery, "Registration Statements" shall mean the Initial Registration Statement and the additional registration statement as proposed to be filed or as proposed to be amended by the post-effective amendment to be filed shortly prior to its Effective Time, and (iii) "Prospectuses" shall mean the prospectuses included in the Registration Statements. All financial statements and schedules included in material incorporated by reference into the Prospectuses shall be deemed included in the Registration Statements for purposes of this subsection.

                     (b) The Underwriters shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective
         Time), of Arthur Andersen LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

                           (i) in their opinion the financial statements and
                     schedules examined by them and included in the Registration Statements comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and

                           (ii) they have compared specified dollar amounts (or
                     percentages derived from such dollar amounts) and other financial information contained in the Registration Statements (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

                  For purposes of this subsection, (i) if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, "Registration Statements" shall mean the initial registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to its Effective Time,
                  (ii) if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement but the Effective Time of the Additional Registration Statement is subsequent to such execution and delivery, "Registration Statements" shall mean the Initial Registration Statement and the additional registration statement as proposed to be filed or as proposed to be amended by the post-effective amendment to be filed shortly prior to its Effective Time, and (iii) "Prospectuses" shall mean the prospectuses included in the Registration Statements. All financial statements and schedules included in material incorporated by reference into the Prospectuses shall be deemed included in the Registration Statements for purposes of this subsection.

                     (c) If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by CSFBC. If the Effective Time of the

         Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time either Prospectus is printed and distributed to any Underwriter or Manager, or shall have occurred at such later date as shall have been consented to by CSFBC. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, each of the Prospectuses shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a)(i) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of any Selling Stockholder, the Company or CSFBC, shall be contemplated by the Commission.

                     (d) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole which, in the judgment of CSFBC is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal or New York authorities; or
         (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of CSFBC the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

                  (e) The Underwriters shall have received an opinion, dated such Closing Date, of Davis Polk & Wardwell, counsel for the Company, to the effect that:

                           (i) The Company has been duly incorporated and is an
                  existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectuses;

                           (ii) The Offered Securities delivered on such Closing
                  Date have been duly authorized and validly issued, are fully paid and nonassessable;

                           (iii) Except for the Registration Rights Agreement
                  and as otherwise described in the Prospectuses, to the best of such counsel's knowledge after due inquiry of responsible officers of the Company, there are no contracts or agreements between the Company and any third party entered into since November 1995 granting such third party the right to require the Company to include securities with the securities registered pursuant to a Registration Statement;

                           (iv) The Company is not and, after giving effect to
                  the offering and sale of the Offered Securities, will not be an "investment company" as defined in the Investment Company Act of 1940;

                           (v) Except as disclosed in the Prospectuses, to the
                  best of such counsel's knowledge, no consent, approval, authorization, order, registration or qualification of, or filing with, any governmental or regulatory agency or body or any court is required under New York or federal law or the General Corporation Law of the State of Delaware for the execution, delivery and performance by the Company of this Agreement or the Subscription Agreement, except such as have been obtained and made under the Act and such as may be required under state securities or blue sky laws;

                           (vi) To the best of such counsel's knowledge after
                  due inquiry of responsible officers of the Company, the Company is not in violation of its charter or by-laws;

                           (vii) The authorized capital stock of the Company,
                  including the Common Stock, conforms as to legal matters in all material respects to the description thereof contained in the Prospectus;

                           (viii) The Initial Registration Statement was
                  declared effective under the Act as of the date and time specified in such opinion, the Additional Registration Statement (if any) was filed and, assuming compliance by the Underwriters with Rule 462(b), became effective under the Act as of the date and time (if determinable) specified in such opinion, each of the Prospectuses either was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein or was included in the Initial Registration Statement and, to the knowledge of such counsel, no stop order suspending the effectiveness of a Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act;

                           (ix) The descriptions in the Registration Statement
                  and the Prospectuses under the headings "Description of Capital Stock" and "Certain U.S. Federal Tax Considerations for Non-U.S. Holders of Common Stock" insofar as statements therein constitute a summary of legal matters or documents referred to therein, fairly present and summarize such matters in all material respects; and

                           (x) This Agreement and the Subscription Agreement has
                  been duly authorized, executed and delivered by the Company.

                  Such counsel shall also state that they have not themselves checked the accuracy or completeness of, or otherwise verified, the information furnished with respect to other matters in the Registration Statements and the Prospectuses but they have generally reviewed and discussed with certain officers and other representatives of the Company, its independent public accountants and your representatives and counsel the information furnished, whether or not subject to their check or verification. On the basis of such review and discussion, but without independent check or verification, except as stated, (i) they are of the opinion that the Registration Statements, as of their respective effective dates, and the Prospectuses, as of their date, (except for the financial statements, including the notes thereto, and supporting schedules and other financial, statistical and other accounting data included therein or omitted therefrom, as to which they express no opinion) complied as to form in all material respects with the requirements of the Act and the rules and regulations thereunder and (ii) nothing came to their attention that causes them to believe that (except for the financial statements, including the notes thereto, and supporting schedules and other financial, statistical and other accounting data included therein or omitted therefrom, as to which they express no opinion) any Registration Statement, at its effective date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that either of the Prospectuses, as of its date or as of such Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

                  (f) The Underwriters shall have received an opinion, dated such Closing Date, of Zenon Lankowsky, Esq., Vice President and General Counsel of the Company, to the effect that:

                           (i) The Company is duly qualified to do business as a
                  foreign corporation in good standing in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or in good standing would not have a Material Adverse Effect; each of the Company's Significant Subsidiaries has been duly incorporated and is a validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses; and each Significant Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to be so qualified or in good standing would not have a Material Adverse Effect;

                           (ii) All of the outstanding shares of capital stock
                  of, or other ownership interests in, each of the Company's Significant Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable, and the shares of capital stock of each Significant Subsidiary owned by the Company, directly or through subsidiaries, are owned, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature;

                           (iii) The execution, delivery and performance of this
                  Agreement and the Subscription Agreement have been duly authorized by all necessary corporate action on the part of the Company and do not and will not conflict with or result in a breach or violation of any of the terms and provisions of, and do not and will not constitute a default (or an event which with the giving of notice or the lapse of time or both would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any material assets or properties of the Company or any of its subsidiaries under, and neither the Company nor any of its subsidiaries is in violation of

                  (A) the charter, by-laws or other organizational documents of the Company or any Significant Subsidiary, (B) to the knowledge of such counsel, any statute, rule, regulation, order or decree of any governmental or regulatory agency or body or any court having jurisdiction over the Company or any subsidiary or any of their properties, assets or operations or
                  (C) to the knowledge of such counsel, any indenture, mortgage, loan or credit agreement, note, lease, permit, license or other agreement or instrument to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of the properties, assets or operations of the Company or any subsidiary is subject, except, in the case of clauses (B) and (C), for such breaches or violations which would not have a Material Adverse Effect.

                           (iv) To the knowledge of such counsel, there are no
                  statutes, regulations, contracts or other documents that are required to be described in the Registration Statements or the Prospectuses or to be filed as exhibits to the Registration Statements that are not described or filed as required; the descriptions set forth under the caption "Business--Regulation," in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (as amended by Form 10-K/A filed April 17, 1997), insofar as such statements constitute a summary of legal or regulatory matters, fairly present and summarize such matters in all material respects.

                           (v) Except as described or incorporated by reference
                  in the Prospectuses, there are no pending actions, suits or proceedings against the Company, any of its subsidiaries or any of their respective properties, assets or operations that would have a Material Adverse Effect, or could materially and adversely affect the ability of the Company to perform its obligations under this Agreement or the Subscription Agreement; and no such actions, suits or proceedings are, to the knowledge of such counsel, threatened or contemplated.

                           (vi) Except for the Registration Rights Agreement and
                  as otherwise described in the Prospectuses, to the best of such counsel's knowledge, there are not contracts or agreement between the Company and any third party entered into after November 1995 granting such third party the right to require the Company to include securities with any securities being registered pursuant to any registration statement (other than the Registration Statement) under the Act;

                           (vii) Such counsel have no reason to believe that any
                  part of a Registration Statement or any amendment thereto, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectuses or any amendment or supplement thereto, as of its issue date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that such counsel need express no opinion as to the financial statements, including the notes thereto, and supporting schedules and other financial, statistical or other accounting data contained in or omitted from the Registration Statements or the Prospectuses.

                  (g) The Underwriters shall have received an opinion, dated such Closing Date, of counsel for each of the Selling Stockholders, to the effect that:

                           (i) To the knowledge of such counsel, such Selling
                  Stockholder had full right, power and authority to enter into this Agreement, the Subscription Agreement, the Custody Agreement and Power of Attorney and to sell, assign, transfer and deliver the Offered Securities delivered by such Selling Stockholder on such Closing Date hereunder; and the several Underwriters have acquired valid and unencumbered title to the Offered Securities purchased by them on such Closing Date, free and clear of any adverse claim (within the meaning of the Uniform Commercial Code) to the extent the Underwriters are without notice of any such adverse claim;

                           (ii) This Agreement and the Subscription Agreement
                  have been duly authorized, executed and delivered on behalf of such Selling Stockholder.

                           (iii) The Custody Agreement and Power of Attorney
                  with respect to such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and constitute valid and legally binding obligations of such Selling Stockholder enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

                           (iv) To the knowledge of such counsel, no consent,
                  approval, authorization, order, registration or qualification of, or filing with, any third party (whether acting in an individual, fiduciary or other capacity) or any governmental agency or body or any court is required to be obtained or made by such Selling Stockholder for the consummation of the transactions contemplated by this Agreement, the Subscription Agreement, the Custody Agreement and the Power of Attorney in connection with the sale of the Offered Securities, except such as have been obtained and made under the Act and such as may be required under state securities laws;

                           (v) The execution, delivery and performance of this
                  Agreement, the Subscription Agreement, the Custody Agreement and Power of Attorney by such Selling Stockholder and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (A) to the knowledge of such counsel, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, have jurisdiction over such Selling Stockholder or any of its properties or operations, or any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the properties or operations of such Selling Stockholder is subject, or (B) if applicable, the charter, by-laws or other organizational documents of such Selling Stockholder, except, in the case of clause (A), for such conflicts, breaches, violations or defaults which could not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the consummation of the transactions contemplated by this Agreement, the Subscription Agreement, the Custody Agreement or the Power of Attorney.

                  (h) The Underwriters shall have received from Dewey Ballantine, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the Prospectuses and other related matters as CSFBC may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (i) The Underwriters shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement and the Subscription Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder or under the Subscription Agreement on or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) or Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time either Prospectus was printed and distributed to any Underwriter or Manager; and, since the date of the latest audited financial statements of the Company included or incorporated by reference in the Prospectuses, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, business, properties or results of operations of the Company and its Subsidiaries taken as a whole except as set forth in or contemplated by the Prospectuses or as described in such certificate.

                  (j) The Underwriters shall have received a letter, dated such Closing Date, of KPMG Peat Marwick LLP, which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three business days prior to such Closing Date for the purposes of this subsection.

                  (k) On such Closing Date, the Managers shall have purchased the International Firm Securities or the International Optional Securities, as the case may be, pursuant to the Subscription Agreement.

The Selling Stockholders and the Company will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and documents as the Underwriters reasonably request. CSFBC may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

         7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, either of the Prospectuses, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholders or by any Underwriter through CSFBC specifically for use therein, it being understood and agreed that the only such information furnished by the Selling Stockholders consists of the information described as such in subsection
(b) below and that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below; and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a prospectus relating to such Offered Securities was required to be delivered by such Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the U.S. Prospectus correcting such untrue statement or alleged untrue statement in or omission or alleged omission from such preliminary prospectus if the Company had previously furnished such quantity of copies thereof to such Underwriter as reasonably requested by or on behalf of such Underwriter. The Company agrees to indemnify each Selling Stockholder to the extent set forth in the Registration Rights Agreement with respect to the matters described in this
Section 7(a).

         (b) Each Selling Stockholder will severally and not jointly indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, either of the Prospectuses, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, in each case only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents (i) in reliance upon and in conformity with written information furnished by such Selling Stockholder specifically for use therein which for purposes hereof shall consist of the information with respect to such Selling Stockholder set forth in the chart and the related footnotes under the caption "Selling Stockholders" in the U.S. Prospectus or (ii) relating to or arising out of any breach of the representations and warranties made by such Selling Stockholder in this Agreement, the Custody Agreement or the Power of Attorney; and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus the indemnity agreement contained in this subsection (b) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a prospectus relating to such Offered Securities was required to be delivered by such Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the U.S. Prospectus correcting such untrue statement or alleged untrue statement in or omission or alleged omission from such preliminary prospectus if the Company had previously furnished such quantity of copies thereof to such Underwriter as reasonably requested by or on behalf of such Underwriter. Each Selling Stockholder agrees to indemnify the Company to the extent set forth in the Registration Rights Agreement with respect to the information described in this Section 7(b).

         (c) Each Underwriter will severally and not jointly indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, either of the Prospectuses, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through CSFBC specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and each Selling Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the U.S. Prospectus furnished on behalf of each Underwriter: the last paragraph at the bottom of the cover page concerning the terms of the offering by the Underwriters, the legend concerning over-allotments and stabilizing on the inside front cover, the information appearing in the fifth paragraph under the caption "Underwriting" with respect to concession and reallowance figures and the information appearing in the sixth, seventh and tenth paragraphs under the caption "Underwriting."

         (d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

         (e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholders bear to the total underwriting discounts and commissions received by the

Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (f) The obligations of the Company and the Selling Stockholders under this Section shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

         8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase U.S. Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of U.S. Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of U.S. Securities that the Underwriters are obligated to purchase on such Closing Date, CSFBC may make arrangements satisfactory to the Selling Stockholders for the purchase of such U.S. Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the U.S. Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of U.S. Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of U.S. Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to CSFBC and the Selling Stockholders for the purchase of such U.S. Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except as provided in Section 9 (provided that if such default occurs with respect to U.S. Optional Securities after the First Closing Date, this Agreement will not terminate as to the U.S. Firm Securities or any U.S. Optional Securities purchased prior to such termination). As used in this Agreement, the term "Underwriter" includes any person substituted for a Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

         9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholders, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the U.S. Securities. If this Agreement is terminated pursuant to
Section 8 or if for any reason the purchase of the U.S. Securities by the Underwriters is not consummated, the Company and the Selling Stockholders shall remain responsible for the expenses to be paid or reimbursed by them pursuant to
Section 5 (except as to any defaulting Underwriter) and the respective obligations of the Company, the Selling Stockholders, and the Underwriters pursuant to Section 7 shall remain in effect, but shall not inure to the benefit of any defaulting Underwriter, and if any U.S. Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the U.S. Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv) or (v) of Section 6(d), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the U.S.
Securities.

         10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to CSFBC at Eleven Madison Avenue, New York, NY 10010-3629, Attention:
Investment Banking Department--Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at One CVS Drive, Woonsocket, Rhode Island 02895, Attention: General Counsel, or, if sent to the Selling Stockholders or any of them, will be mailed, delivered or telegraphed and confirmed to such Selling Stockholder at the address of the Attorneys-in-Fact as set forth in the Powers of Attorney, or in each case to such other address as the person to be notified may have requested in writing; provided, however, that any notice to any Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

         11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

         12. Representation. CSFBC will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by CSFBC will be binding upon all the Underwriters.

         13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         14. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         If the foregoing is in accordance with the Underwriters' understanding of our agreement, kindly sign and return to the Company and the Selling Stockholders one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Stockholders, the Company and the several Underwriters in accordance with its terms.

                    Very truly yours,

                             CVS CORPORATION

                    By:      ____________________________________
                             Name:
                             Title:


                    ZELL/CHILMARK FUND, L.P.

                    By:      ZC Limited Partnership, general partner
                    By:      ZC Partnership, general partner
                    By:      ZC, Inc., a partner


                    By:      ____________________________________
                             Name:  Sheli Z. Rosenberg
                             Title:    Vice President


                    GENERAL MOTORS EMPLOYEES DOMESTIC
                               GROUP PENSION TRUST

                    By: Mellon Bank, N.A., solely in its capacity as Trustee for General Motors Employees Domestic Group Pension Trust as directed by Magten Asset Management Corp., and not in its individual capacity

                             By:      ____________________________________
                             Name:
                             Title:


                    MAGTEN ASSET MANAGEMENT CORP.


                    By:      ____________________________________
                             Name:
                             Title:


                    CITY OF LOS ANGELES FIRE AND POLICE PENSION
                      SYSTEMS
                    HUGHES RETIREMENT PLANS TRUST
                    NAVY EXCHANGE SERVICE COMMAND RETIREMENT
                      TRUST
                    WESTERN UNION TELEGRAPH COMPANY PENSION PLAN

                    By:  Magten Asset Management Corp., as Attorney-in-Fact


                    By:      ____________________________________
                             Name:
                             Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

     CREDIT SUISSE FIRST BOSTON CORPORATION
     DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
     MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
     MORGAN STANLEY & CO. INCORPORATED
     SALOMON BROTHERS INC

     By CREDIT SUISSE FIRST BOSTON CORPORATION

     By__________________________________
         Name:
         Title:

                                   SCHEDULE A


                                                                                                    MAXIMUM
                                                                                                   NUMBER OF
                                                                  NUMBER OF U.S. FIRM            U.S. OPTIONAL
                    SELLING STOCKHOLDER                          SECURITIES TO BE SOLD       SECURITIES TO BE SOLD

Zell/Chilmark Fund, L.P. ...................................
General Motors Employees Domestic Group
  Pension Trust.............................................
City of Los Angeles Fire and Police Pension Systems.........
Hughes Retirement Plans Trust...............................
Navy Exchange Service Command Retirement Trust..............
Western Union Telegraph Company Pension Plan................
Magten Asset Management Corp. ..............................               1

                                                                      ----------                  ---------
        Total...............................................          12,300,000                  1,138,211
                                                                      ==========                  =========







--------

         (1)Includes shares of Common Stock held in accounts (i) managed by Magten on behalf of various pension and/or profit sharing accounts of Magten or
(ii) beneficially owned or otherwise controlled by Mr. Talton R. Embry, the President and a director of Magten, as an individual or as a trustee. Does not include 79,616 shares of Common Stock held in accounts managed by Magten, which accounts are not participating in the Offering.

                                   SCHEDULE B





                                                                      TOTAL
                                                                  NUMBER OF U.S.
                                                                 FIRM SECURITIES
                      UNDERWRITER                                TO BE PURCHASED
                      -----------                                ---------------
Credit Suisse First Boston Corporation....................
Donaldson, Lufkin & Jenrette Securities Corporation.......
Merrill Lynch, Pierce, Fenner & Smith Incorporated........
Morgan Stanley & Co. Incorporated.........................
Salomon Brothers Inc......................................      ------------------
        Total.............................................          12,300,000
                                                                ==================

                                   SCHEDULE C

                            SIGNIFICANT SUBSIDIARIES

         The Company is the parent corporation of CVS New York, Inc. ("CVS New York"), a New York corporation, and CVS Revco D.S., Inc. ("CVS Revco"), a Delaware corporation. CVS New York is the direct parent corporation of CVS Center, Inc., a New Hampshire corporation, and the indirect parent of CVS Pharmacy, Inc., a Rhode Island corporation, and CVS H.C., Inc. a Minnesota corporation.

         CVS Revco is the direct parent of Big B, Inc., an Alabama corporation, Hook-SuperRx, Inc., a Delaware corporation and Revco Discount Drug Centers, Inc. ("Revco Discount"), a Michigan corporation.

         Big B., Inc. is the direct parent of Big B Drugs, Inc., a Georgia Corporation. Hook-SuperRx, Inc. is the direct parent of Brooks Drug, Inc., a Delaware corporation. Revco Discount is the direct parent of Revco Discount Drug Centers, Inc. ("Revco Discount-Ohio"), an Ohio corporation, and White Cross Stores Inc. No. 14, a Pennsylvania corporation. Revco Discount - Ohio is the direct parent of Revco Drug Stores, Inc., an Ohio corporation.

         CVS Pharmacy, Inc. is the direct parent of CVS H.C., Inc. which is the parent corporation of Nashua Hollis CVS, Inc. ("Nashua Hollis"), a New Hampshire corporation. Nashua Hollis is the parent corporation of approximately 1,145 subsidiaries, most of which operate CVS stores located in the United States, selling prescription drugs, health and beauty care products, and is a 90% owner of Pharmacare Management Services, Inc., a Delaware corporation ("Pharmacare").

         Nashua Hollis is also the parent corporation of Bob's Stores Center, Inc., which is the parent corporation of Bob's H.C., Inc. Bob's H.C., Inc. is the parent corporation of Amherst NY Bob's, Inc., which is the parent corporation of 59 subsidiaries which were formed to operate specialty retail stores located in the United States, selling casual clothing and footwear for the entire family.

         CVS Pharmacy, Inc. (formerly known as CVS, Inc.) is the parent corporation of Melville Realty Company, Inc., a New York corporation, which is the parent corporation of Melville Realty Management Corporation, MREFC, Inc., Danbury MRC, Inc., MRC Manchester Devco, Inc., Amherst MRC Devco, Inc., MRC Woodlands Devco, Inc., MRC Henderson Devco, Inc., MRC Westbury Devco, Inc., MRC Norwalk Devco, Inc., and MRC Staten Island Devco, Inc.

         The Company is also an indirect parent corporation of Bob's Inc., a Connecticut corporation and CVS of DC & VA, Inc., a Maryland corporation, which are included in the Company's consolidated financial statements.

         Except for Pharmacare, the Company owns, directly or indirectly, 100% of the common stock of the subsidiaries described above.